Exhibit 99.1

NEWS RELEASE

For Immediate Release
March 25, 2026

For Further Information Contact:
David L. Bumgarner, Executive Vice President & CFO
(304) 769-1169

City Holding Company Announces Approval of Stock Repurchase Plan

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $6.7 billion bank holding company headquartered in Charleston, today announced that the board authorized the Company to buy back up to 1,000,000 of its common shares (approximately 7% of outstanding shares) in open market transactions at prices that are accretive to the earnings per share of continuing shareholders. Management may commence or suspend purchases at any time or from time-to-time based on market and business conditions and without prior notice. No time limit has been placed on the duration of the share repurchase program. As part of its authorization, the Company rescinded the previous share repurchase plan approved January 31, 2024. Through March 25, 2026, the Company repurchased 822,634 shares under the January 2024 plan.

"As of March 25, 2026, the Company continues to be very well capitalized and capital continues to grow due to our exceptional earnings. As a result, we view this repurchase plan as part of a continued strategy to build value for our stockholders while maintaining appropriate capital levels,” stated Charles R. Hageboeck, President & CEO. The Company currently has 14.2 million outstanding common shares. Repurchase of the Company's stock is subject to availability of the stock and may be discontinued at any time.

City Holding Company is the parent company of City National Bank of West Virginia. City National operates 96 branches across West Virginia, Kentucky, Virginia and eastern Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries, including changes in deposit insurance premiums; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.